Exhibit 99.5

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET • Go To: www.proxypush.com/TALO • Cast your vote online P.O. BOX 8016, CARY, NC 27512-9903 • Have your Proxy Card ready Follow the simple instructions to record your vote PHONECall 1-866-291-6999 • • Use any touch-tone telephone • Have your Proxy Card ready Follow the simple recorded instructions MAIL • • Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/TALO Talos Energy Inc. Special Meeting of Stockholders For Stockholders of record as of TIME: PLACE: Three Allen Center, 333 Clay Street, Suite 3300 Houston TX 77002 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Timothy S. Duncan and William S. Moss III, and each or either of them, as the true and lawful agents and proxies of the undersigned, with full power of substitution and revocation, and authorizes them collectively, and each of them individually, to vote all the shares of capital stock of Talos Energy Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting and any adjournment or postponement thereof, conferring authority upon such true and lawful agents and proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, A NON-VOTE WILL HAVE NO EFFECT ON THE SHARE ISSUANCE PROPOSAL, THE A&R BYLAWS PROPOSAL OR THE ADJOURNMENT PROPOSAL AND WILL BE COUNTED AS A VOTE “AGAINST” EACH OF THE A&R CHARTER PROPOSALS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting and any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the recommendations of the Board of Directors. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Talos Energy Inc.

Special Meeting of Stockholders

Please make your marks like this: **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2A, 2B, 2C, 2D, 3 AND 4

	PROPOSAL	YOUR VOTE FOR	AGAINST	ABSTAIN
1.	A proposal (the "Share Issuance Proposal") to approve, for purposes of complying with Section 312.03 of the NYSE Listed Company Manual, the potential issuance of shares of Talos common stock, par value $0.01 per share ("Talos Common Stock"), to the holders of EnVen Energy Corporation's ("EnVen") Class A common stock, par value $0.001 per share ("EnVen Common Stock"), in connection with the mergers and related transactions (the "Mergers") pursuant to the terms of the Agreement and Plan of Merger, dated September 21, 2022 (the "Merger Agreement").	☐	☐	☐
2.	To consider and vote upon each of the following proposals (collectively, the "A&R Charter Proposals") to approve and adopt an amendment and restatement of the Second Amended and Restated Certificate of Incorporation of Talos (the "A&R Charter") (in substantially the form attached to this proxy statement/consent solicitation statement/prospectus as Annex G). The A&R Charter Proposals are unrelated to the Mergers. The approval of the A&R Charter Proposals is not a condition to the consummation of the Mergers or the approval of the Share Issuance Proposal, and the consummation of the Mergers and approval of the Share Issuance Proposal are not conditions to the approval of the A&R Charter Proposals.			
2A.	To declassify the Board of Directors of Talos (the "Talos Board") from three classes to one class, with each director being elected annually for a one-year term;	☐	☐	☐
2B.	To provide that members of the Talos Board may be removed, with or without cause, by the affirmative vote of Talos stockholders holding at least a majority of the voting power of the outstanding shares of Talos Common Stock;	☐	☐	☐
2C.	To provide that the Talos Amended and Restated Bylaws may be amended, altered or repealed by the affirmative vote of the holders of a majority of the voting power of Talos's capital stock outstanding and entitled to vote thereon; and	☐	☐	☐
2D.	To make certain other administrative and clarifying changes to the A&R Charter that the Talos Board deems appropriate to effect the foregoing amendment proposals and the termination of the Stockholders' Agreement as contemplated by the Talos Support Agreement.	☐	☐	☐
3.	A proposal (the "A&R Bylaws Proposal") to approve and adopt, on a non-binding, advisory basis, an amendment and restatement of the Amended and Restated Bylaws of Talos (the "A&R Bylaws") (in substantially the form attached to this proxy statement/consent solicitation statement/prospectus as Annex H). The A&R Bylaws Proposal is unrelated to the Mergers. The approval of the A&R Bylaws Proposal is not a condition to the consummation of the Mergers or the approval of the Share Issuance Proposal, and the consummation of the Mergers and approval of the Share Issuance Proposal are not conditions to the approval of the A&R Bylaws Proposal.	☐	☐	☐
4.	A proposal (the "Adjournment Proposal") to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the proposals.	☐	☐	☐

☐ **Check here if you would like to attend the meeting in person.**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________ Signature (if held jointly) ____________ Date ____________